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                                                                   EXHIBIT 23(5)

MORGAN STANLEY

                                                  MORGAN STANLEY & CO.
                                                  INCORPORATED
                                                  1251 AVENUE OF THE AMERICAS
                                                  NEW YORK, NEW YORK 10020
                                                  (212) 703-4000

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                          October 24, 1994

To: Board of Directors
    Arrow Electronics, Inc.
    25 Hub Drive
    Melville, NY 11747

Members of the Board:

     Morgan Stanley & Co. Incorporated hereby consents to the filing of the opinion letter dated October 24, 1994, as an exhibit to the Registration Statement on S-4 of Arrow Electronics, Inc., to the inclusion thereof in the Joint Proxy Statement/Prospectus forming a part of such Registration Statement, and to the use of our name and the references therein to such opinion letter. In giving our consent, we do not admit that we are of the category of persons from whom such a consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                          By:       /s/ DHIREN H. SHAH
                                                       Dhiren H. Shah
                                                         Principal